                                                                    EXHIBIT 3.01

                RESTATED AND AMENDED ARTICLES OF INCORPORATION
                                       OF
                        FRONTIER OIL EXPLORATION COMPANY
                          (Formerly Direct West, Inc.)


The undersigned officers of Frontier Oil Exploration Company, formerly Direct West, Inc., a Nevada corporation (hereinafter referred to as the "Corporation"), desiring to amend and restate in their entirety the articles of incorporation of the Corporation in accordance with the laws of the state of Nevada, do hereby sign, verify, and deliver, in duplicate, to the Secretary of State of the state of Nevada these Restated Articles of Incorporation of the Corporation, which have been adopted by the board of directors and by the shareholders, and which shall supersede the original articles of incorporation and all amendments thereto.

                                   ARTICLE I
                                      NAME

The name of the Corporation shall be:  Frontier Oil Exploration Company.

                                   ARTICLE II
                               PERIOD OF DURATION

The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                  ARTICLE III
                              PURPOSES AND POWERS

The purposes for which the Corporation is organized and its powers are:

(a) To engage in any and all aspects of the oil and gas exploration and production business;

(b) To conduct any lawful business for which corporations may be organized under the laws of the state of Nevada; and

(c) To exercise any and all powers that may be exercised by corporations organized under the laws of the state of Nevada.

                                   ARTICLE IV
                               AUTHORIZED SHARES

The Corporation is authorized to issue a total of 25,000,000 shares, consisting of 5,000,000 shares of preferred stock, par value $0.001 per share (hereinafter the "Preferred Stock"), and 20,000,000 shares of common stock, par value $0.001 per share (hereinafter the "Common Stock"). The designations and the powers preferences, rights, qualifications, limitations, or restrictions of the shares of stock of each class and series which the Corporation is authorized to issue is as follows:

1.   Preferred Stock.  Shares of Preferred Stock shall be nonassessable and may
     ---------------
be issued in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular except that there may be different dates from which dividends thereon, if any shall be cumulative, if made cumulative. The powers, preferences participating, optional, or other rights of each such series or qualifications limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the limitations set forth in paragraph 3 of this article IV, the board of directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences, and relative, participating, optional, or other rights or the qualifications limitations, or restrictions thereof, including, without limiting the generality of the foregoing, the following:

(a) The distinctive designation of and the number of shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

(b) The rate and times at which, and the terms and conditions on which, dividends, if any on the shares of the series shall be paid, the extent of the preferences or relation, if any of such dividends to the dividends payable on any other class of stock or series of Preferred Stock, and whether such dividends shall be cumulative or noncumulative;

(c) The right, if any, of the holders of shares of the series to convert the same into or exchange the same for any other class of stock or series of Preferred Stock of this Corporation and the terms and conditions of such conversion or exchange;

(d) Whether shares of the series shall be subject to redemption, and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any class of stock or series of Preferred Stock, cash, or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

(e) The rights and preferences of the holders of the shares of the series on voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution, or winding up of the Corporation;

(f) The terms of the sinking fund or redemption or purchase amount, if any, to be provided for shares of the series; and

(g) The voting powers, if any, of the holders of shares of the series which may include: (i) the right to more or less than one vote per share on any or all matters voted on by the shareholders, and (ii) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class on such matters, under such circumstances, and on such condition as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event of a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the board may determine.

2.   Common Stock.  The Common Stock of the Corporation shall be non assessable
     ------------
and shall have the following powers, preferences, rights, qualifications, limitations, and restrictions:

(a) After the requirements with respect to preferential dividends of Preferred Stock (fixed in accordance with the provisions of paragraph 1 of this article
IV), if any, shall be met, the Corporation complies with all requirements, if any, with respect to the setting aside of funds in sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of subparagraph l(f) of this article IV), and any other conditions which may be affixed in accordance with the provisions of paragraph 1 of this article IV are satisfied, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors.

(b) After distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph 1 of this article IV), if any, to be distributed to the holders of Preferred Stock in the event of a voluntary or involuntary liquidation, distribution of sale of assets, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, pro rata on the basis of the number of shares of Common Stock held; and

(c) Except as may otherwise be required by law these articles of incorporation of the Corporation, or the provisions of the resolution or resolutions as may be adopted by the board of directors pursuant to paragraph 1 of this article IV, in all matters as to which the vote or consent of stockholders of the Corporation shall be required to be taken, the holders of the Common stock shall have one vote per share of Common Stock held. Cumulative voting on the election of directors or on any other matter submitted to the stockholders shall not be permitted.

3.   Other Provisions.
     ----------------

(a) The relative powers, preferences, and rights of each series of Preferred Stock in relation to the powers, preferences, and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the board of directors in the resolution or resolutions adopted pursuant to authority granted in paragraph 1 of the article IV and the consent by class or series vote or otherwise of the holders of any series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the board of directors of any other series of Preferred Stock whether the powers, preferences, and rights of such other series shall be fixed by the board of directors as senior to or on a parity with the powers, preferences, and rights of such outstanding class or series, or any of them; provided, however that the board of directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of the outstanding shares of any class or series shall be required for the issuance of any or all other series of Preferred Stock, the vote required to constitute consent, and the procedure by which consent shall be obtained.

(b) Subject to the provisions of subparagraph (a) of this paragraph, shares of any class of stock or series of Preferred Stock may be issued from time to time as the board of directors shall determine and on such terms and for such consideration as shall be fixed by the board of directors.

(c) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation or of any class or series, or bonds, certificates of indebtedness, debentures, or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any rights to purchase shares of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock, or securities convertible into or exchangeable for stock carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporations, or associations and on such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

                                   ARTICLE V
                    TRANSACTIONS WITH OFFICERS AND DIRECTORS

No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, firm, or association in which one or more of its directors or officers are directors or officers or are financially interested, is either void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for such purpose, if the circumstances specified in any of the following paragraphs exist:

(a) The fact of the common directorship or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by vote sufficient for the purpose without counting the vote or votes of such common or interested director or directors;

(b) The fact of the common directorship or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of stockholders holding a majority of the shares entitled to vote; the votes of the common or interested directors or officers shall be counted in any such vote of stockholders; or

(c) The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

                                   ARTICLE VI
               INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

(a) The Corporation shall indemnify each director and officer of the Corporation and his or her respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he or she may be made a party by reason of the fact that he or she is or was a director or officer of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

(b) The Corporation may, at the discretion of the board of directors, indemnify any person who is or was a party or is threatened to be made party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                                  ARTICLE VII
                            MEETINGS OF STOCKHOLDERS

Subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only be the board of directors pursuant to a resolution duly adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the bylaws of the Corporation.

                                 ARTICLES VIII
                               BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed and controlled by or under the direction of a board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by these Articles of Incorporation directed or required to be exercised or done by the stockholders of the Corporation.

1.   Number.  Until such time, if ever, as the Corporation has three or more
     ------
stockholders, the number of directors shall not be less than the number of shareholders. At such time as the Corporation has three or more stockholders, the number of directors shall not be less than three nor more than nine, the exact number of directors to be fixed from time to time only by the vote of a majority of the entire board of directors. No decrease in the number of directors shall shorten the term of any incumbent director.

Notwithstanding the provisions of the foregoing paragraph, whenever the holders of any class or series of Preferred Stock shall have the right, voting as a class or series or otherwise, to elect directors, the then authorized number of directors of the Corporation shall be increased by the number of the additional directors so to be elected, and the holders of such Preferred Stock shall be entitled, as a class or series or otherwise, to elect such additional directors. Any directors so elected shall hold office until their rights to hold such office terminate pursuant to the provisions of such Preferred Stock. The provisions of this paragraph shall apply notwithstanding the maximum number of directors hereinabove set forth.

2.   Qualification.  The board of directors may, by the vote of a majority of
     -------------
the entire board, prescribe qualifications of candidates for the office of director of the Corporation, but no director then in office shall be disqualified from office as a result of the adoption of such qualifications.

3.   Tenure.  The directors shall be divided into three classes:  class A, class
     ------
B, and class C. The term of office of directors shall be three years, staggered by class so that the term of the class C directors expires two years, and the term of the class B directors expires one year, after the term of the class A directors. Such classes shall be as nearly equal in number as possible. Directors chosen to succeed those who have been removed or whose terms have expired shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the expiration date of such class or thereafter when their respective successors are elected and have qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible, and any individual director elected to any class shall hold office for a term which shall coincide with the term of such class.

4.   Removal.  At a meeting of stockholders called expressly for that purpose,
     -------
one or more members of the board (including the entire board) may be removed, with or without cause, by the holders of two-thirds of the shares then entitled to vote at an election of directors.

5.   Vacancies.  Vacancies and newly created directorships resulting from any
     ---------
increase in the number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office for the unexpired term to which elected and until his or her successor is elected and qualified or until his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by law.

6.   Limitation on Liability.  A director or officer of the Corporation shall
     -----------------------
have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages resulting from (a) acts or omissions which involve intentional misconduct fraud, or a knowing violation of law, or (b) the payment of dividends in violation of the provisions of section 78.300 of the Nevada Revised Statutes, as it may be amended from time to time, or any successor statute thereto.

                                   ARTICLE IX
                        NO LIMITATIONS ON VOTING RIGHTS

To the extent permissible under the applicable law of any jurisdiction to which the Corporation may become subject by reason of the conduct of business, the ownership of assets, the residence of shareholders, the location of offices or facilities, or any other item, the Corporation elects not be governed by the provisions of any statute that (i) limits, restricts, modifies, suspends, terminates, or otherwise effects the rights of any shareholder to cast one vote for each share of stock registered in the name of such shareholder on the books of the Corporation, without regard to whether such shares were acquired directly from the Corporation or from any other person and without regard to whether such shareholder has the power to exercise or direct the exercise of voting power over any specific fraction of the shares of stock of the Corporation issued and outstanding or (ii) grants to any shareholder the right to have his or her stock redeemed or purchased by the Corporation or any other shareholder of the Corporation. Without limiting the generality of the foregoing, the Corporation expressly elects not to be governed by or be subject to the provisions of sections 78.378 through 78.3793 of the Nevada Revised Statutes or any similar or successor statutes adopted by any state which may be deemed to apply to the Corporation from time to time.

                                   ARTICLE X
                      PRINCIPAL OFFICE AND RESIDENT AGENT

The name of the initial resident agent and the address of such initial resident agent and the Corporation's principal office in the state of Nevada is as follows:

    The Corporation Trust Company of Nevada
    1 East 1st St.
    Reno, Nevada 89501

Either the registered office or the resident agent may be changed in the manner provided by law.

                                  ARTICLES XI
                                   AMENDMENTS

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE XII
                        ADOPTION OR AMENDMENT OF BYLAWS

The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws.
The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.

                                  ARTICLE XIII
                               INITIAL DIRECTORS

The name and address of each person who is to serve as a director on the original board of directors of the Corporation, to serve until the first annual meeting of stockholders and until his or her successor is elected and shall qualify, is as follows:

Name                    Address
- ------------------      ---------------------
David R. Wadsworth      3233 Altadena
                        San Diego CA 92105
David Grow, Jr.         10061 Poplar Court
                        Cedar Hills, UT 84062
Chari Wadsworth         1080 East 1080 South
                        Springville, UT 84663

                                  ARTICLE XIV
                                 INCORPORATORS

The name and mailing address of each incorporator of the Corporation is as follows:

Ronald L. Poulton     39 Exchange Place Suite 101
                      Salt Lake City, UT S4111

Paul R. Lovell        9 Exchange Place, Suite 915
                      Salt Lake City, UT 84111

David R. Blaisdell    51 East 400 South, Suite 200
                      Salt Lake City, UT 84111

           ADOPTION OF RESTATED AND AMENDED ARTICLES OF INCORPORATION

The foregoing Restated and Amended Articles of Incorporation were adopted by the shareholders of the Corporation on March 31, 1993, pursuant to section 78.380 et.seq. of the Nevada Revised Statutes. The Corporation has only one class of shares issued and outstanding, that being common stock. The number of shares of common stock issued and outstanding and entitled to vote on the above date was 1,061,200. The number of shares voted in favor of adoption of the Restated and Amended Articles of Incorporation was 990,000, which was a majority of such shares; no shares were voted against such adoption.

We the undersigned, being the president and the secretary of the Corporation hereinabove named, do make and file these Restated and Amended Articles of Incorporation, hereby certifying that the facts herein are true. We do further verify that the we have been duly authorized by the board of directors of the Corporation to make and file these Restated and Amended Articles of Incorporation.

DATED this 31st day of March, 1993.

/s/                                      /s/
- ---------------------------              -----------------------------
David N. Pierce, President               Andrew W. Pierce, Secretary

STATE OF UTAH           )
                        : ss
COUNTY OF SALT LAKE     )

On this 31st day of March, 1993, personally appeared before me, the undersigned, a notary public, David N. Pierce and Andrew W. Pierce, who being by me first duly sworn, declared that they are the president and secretary, respectively, of the above-named Corporation, acknowledged that they signed the foregoing Restated and Amended Articles of Incorporation, and verified that the statements contained therein are true.

WITNESS MY HAND AND OFFICIAL SEAL.

 /s/                             NOTARY PUBLIC
- -----------------------------    (Seal)

Residing in Salt Lake County
My commission expires: 7/21/94

                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                       FRONTIER OIL EXPLORATION COMPANY
                   (Name changed herein to FX Energy, Inc.)


     Pursuant to section 78.385 of the Nevada Revised Statutes, Frontier Oil Exploration Company, a Nevada corporation hereinafter referred to as the "Corporation," hereby adopts the following Articles of Amendment to its Articles of Incorporation.

          FIRST:    The name of the Corporation is Frontier Oil Exploration
     Company.

          SECOND:   Article I of the Articles of Incorporation which reads "The name of the Corporation shall be: Frontier Oil Exploration Company," shall be amended to read "The name of the Corporation shall be: FX Energy, Inc."

          THIRD:    By executing these Articles of Amendment to the Articles of
     Incorporation, the president and secretary of the Corporation do hereby certify that on July 22, 1994, the foregoing amendment to the Articles of Incorporation of Frontier Oil Exploration Company, was authorized and approved pursuant to section 78.390 of the Nevada Revised Statutes by the holders of 7,421,408 shares of the 8,704,596 issued and outstanding shares of common stock of the Corporation.

     The undersigned affirms and acknowledges, under penalties of perjury, that the foregoing instrument is their act and deed and that the facts stated herein are true.

     DATED this 22nd day of July 1996.

     /s/ Scott Duncan, Vice-President        /s/ Andrew W. Pierce, Secretary

STATE OF UTAH          )
                       : ss
COUNTY OF SALT LAKE    )

     On this 22nd day of July, 1996, personally appeared before me, the undersigned, a notary public, Scott Duncan and Andrew W. Pierce, who being by me first duly sworn, declared that they are the vice-president and secretary, respectively, of the above named Corporation, acknowledged that they signed the foregoing Amended Articles of Incorporation, and verified that the statements contained therein are true.

WITNESS MY HAND AND OFFICIAL SEAL.                 [notary seal omitted]


/s/ Karin Warner       NOTARY PUBLIC
7/21/98                Commission Expiration